EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-166401 and 333-166017 on Form S-3, No. 333-184742 on Form S-4 and Nos. 333-187690, 333-160371, 333-160370, 333-145207, 333-144811, 333-135439, 333-125298, 333-120131, 333-100420 and 33-95766 on Form S-8 of our report dated March 8, 2013, relating to the consolidated financial statements of West Coast Bancorp appearing in this Current Report on Form 8-K/A of Columbia Banking System, Inc.

/s/ Deloitte & Touche LLP

June 14, 2013